UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2020

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

85 Broad Street New York, New York 10004 +1 (646) 654-5000	Nielsen House John Smith Drive Oxford Oxfordshire, OX4 2WB United Kingdom +1 (646) 654-5000

(Address of principal executive offices) (Registrant’s telephone numbers, including area codes)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On June 30, 2020, Nielsen Holdings plc (“Nielsen” or the “Company”) announced a broad-based optimization plan (the “Restructuring Plan”) to drive permanent cost savings and operational efficiencies, as well as to position the Company for greater profitability and growth. The Company expects the Restructuring Plan to be substantially completed in 2020 and for restructuring actions and other permanent cost-savings initiatives to drive approximately $250 million in pre-tax annual run-rate savings.

The Company expects 2020 pre-tax restructuring charges of $150 to $170 million. Approximately half of these charges were incurred in the second quarter of 2020 and mostly represent employee severance costs. The Restructuring Plan includes a global reduction in force of approximately 3,500 employees. Cash payments for the severance costs will continue into late 2021.

In addition to the reduction in force, the Company has decided to exit several smaller, underperforming markets and non-core businesses. Nielsen estimates $40 to 50 million of non-cash, pre-tax impairment charges in the second quarter related to these planned exits. The Company will provide further detail on the Restructuring Plan on its upcoming second quarter 2020 earnings call on August 5, 2020.

Item 2.06	Material Impairments.

The information set forth in Item 2.05 above is incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On July 7, 2020, the Company issued a press release announcing the Restructuring Plan. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Current Report on Form 8-K includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those set forth above relating to our Restructuring Plan and expected restructuring charges, the expected impact of the plan on annual run rate savings and the expected second quarter financial results, as well as other statements that may be identified by words such as “will,” “intend,” “expect,” “anticipate,” “should,” “could” and similar expressions. These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the expected benefits and costs of the spin-off transaction, the expected timing of completion of the spin-off transaction, the ability of Nielsen to complete the spin-off transaction considering the various conditions to the completion of the spin-off transaction (some of which are outside Nielsen’s control, including those conditions related to regulatory approvals), business disruption during the pendency of or following the spin-off transaction, diversion of management time on the spin-off transaction-related issues, failure to receive the required shareholder approval of the spin-off transaction, retention of existing management team members, the reaction of customers and other parties to the spin-off transaction, the qualification of the spin-off transaction as a tax-free transaction for U.S. federal income tax purposes (including whether or not an IRS ruling will be sought or obtained), potential dissynergy costs between Nielsen Global Connect and Nielsen Global Media, the impact of the spin-off transaction on relationships with customers, suppliers, employees and other business counterparties, general economic conditions, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://ir.nielsen.com, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission as well as the registration statement on Form 10 filed by Nielsen SpinCo B.V. with the Securities and Exchange Commission in connection with the spin-off transaction. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this Current Report on Form 8-K, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events, or other factors, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 99.1	Press Release of Nielsen Holdings plc, issued July 7, 2020.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2020

NIELSEN HOLDINGS PLC

By:	/s/ Emily Epstein
Name:	Emily Epstein
Title:	Secretary